     Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our reports dated March 2, 2007, (which includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards Nos. 123(R) and 158 as of December 31, 2006) accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the 2006 Annual Report of Harleysville National Corporation and subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Harleysville National Corporation on Forms S-8 (File No. 33-69784, effective October 1, 1993, File No. 333-17813, effective December 13, 1996, File No. 333-79971, effective June 4, 1999, and File No. 333-79973, effective June 4, 1999, File No. 333-116183, effective June 4, 2004, File No. 333-139579, effective December 21, 2006).

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 2, 2007